EXHIBIT 99.1
Hanmi Financial Corporation’s
Second-Quarter 2008 Financial Results
Include Goodwill Impairment Charge
LOS ANGELES – July 29, 2008 – Hanmi Financial Corporation (NASDAQ:HAFC) (“we,” “our” or “Hanmi”), the holding company for Hanmi Bank (“the Bank”), reported a second-quarter net loss of $105.5 million, or ($2.30) per share, which includes a non-cash goodwill impairment charge of $107.4 million and a provision for credit losses of $19.2 million, compared to net income of $15.3 million, or $0.31 per diluted share, in the second quarter of 2007. For the six months ended June 30, 2008, Hanmi reported a net loss of $102.6 million, or ($2.24) per share, compared to net income of $28.3 million, or $0.58 per diluted share, in the first six months of 2007.
The goodwill subject to impairment was primarily associated with the April 2004 acquisition of Pacific Union Bank, whose twelve branches continue to make significant contributions to the Bank’s core operations. The second quarter 2008 goodwill impairment charge, like a similar charge of $102.9 million incurred in the fourth quarter of 2007, is a non-cash item. U.S. generally accepted accounting principles (“GAAP”) require that when an event or a significant adverse change in market conditions occurs, then an assessment of impairment of goodwill must be performed. GAAP requires that a company use the most readily available indicator of market value, which is the market price of its stock, as part of its assessment of goodwill impairment. Accordingly, we determined that the market value of our common stock was not sufficient to support the carrying value of the remaining goodwill on the balance sheet. Because of this charge, there is no longer any goodwill on our balance sheet.
Jay S. Yoo, Hanmi’s recently appointed President and Chief Executive Officer (“CEO”), noted, “The Bank’s capital levels and liquidity position remain adequate. Moreover,” said Yoo, “I would like to reaffirm our commitment to serving the long-term interests of both our customers and our shareholders. Fulfilling that commitment requires that we bring greater stability to both our operations and our operating performance. Accordingly, since my appointment as President and CEO last month, we have begun implementing programs designed to enhance credit quality and operating efficiencies. For example, we are restructuring our credit administration functions by centralizing the credit underwriting function at three locations, creating a central monitoring mechanism to monitor all loans, and increasing resources in departments of the Bank engaged in addressing problem assets.
“Of necessity, I have learned a lot in my thirty-seven years in commercial banking. It is apparent that, in the early years of this decade, many in the banking industry became somewhat complacent in the face of easy credit, historically low interest rates and a booming economy characterized by an extraordinarily robust real estate market. We have not been immune to the pervasive and adverse effects of tighter credit and a slowing economy. We are focusing our attention on improving credit quality rather than growing our asset base. Among other things, we are more closely and frequently reviewing and monitoring all loans that are special mention and impaired.
“We are, of course, confident in Hanmi’s future and will work hard to strengthen our loan portfolio and use our best efforts to build our deposit base. We are committed to ensuring Hanmi’s continuing success. Our customers and shareholders deserve nothing less.”

Results of Operations
The tables below provide a reconciliation between various GAAP and non-GAAP metrics — including non-interest expenses, net income and earnings per share — that exclude the effect of the goodwill impairment charge for the three- and six-month periods ended June 30, 2008. We have provided them in the belief that they can be useful in evaluating our core operating performance. All subsequent references to non-GAAP metrics are to these tables.

	Three Months Ended June 30, 2008			Six Months Ended June 30, 2008
	Net	Weighted-		Net	Weighted-
	Income	Average	Per	Income	Average	Per
	(Loss)	Shares	Share	(Loss)	Shares	Share
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount
		(Dollars in Thousands, Except Per Share Amounts)

GAAP Net Loss	$(105,547)	45,881,549	$(2.30)	$(102,626)	45,861,963	$(2.24)
Impairment Loss on Goodwill	107,393			107,393
Dilutive Securities — Options		62,684	$2.34		67,524	$2.34

Non-GAAP Net Income, Excluding
Impairment Loss on Goodwill	$1,846	45,944,233	$0.04	$4,767	45,929,487	$0.10

	Three Months Ended June 30, 2008			Six Months Ended June 30, 2008
		Less			Less
		Impairment			Impairment
		Loss on			Loss on
	GAAP	Goodwill	Non-GAAP	GAAP	Goodwill	Non-GAAP
			(Dollars in Thousands)

Total Non-Interest Expenses	$129,443	$(107,393)	$22,050	$151,031	$(107,393)	$43,638
Return on Average Assets	(10.83)%	11.02%	0.19%	(5.23)%	5.47%	0.24%
Return on Average Shareholders’ Equity	(112.57)%	114.54%	1.97%	(54.59)%	57.13%	2.54%
Return on Average Tangible Equity	(160.37)%	163.17%	2.80%	(77.90)%	81.52%	3.62%
Efficiency Ratio	296.07%	(245.64)%	50.43%	172.25%	(122.48)%	49.77%
Excluding the goodwill impairment charge, non-GAAP net income was $1.8 million, or $0.04 per diluted share, compared to net income of $2.9 million, or $0.06 per diluted share, reported in the first quarter of 2008. For the six months, ended June 30, 2008, non-GAAP net income was $4.8 million, or $0.10 per diluted share, compared to net income of $28.3 million, or $0.58 per diluted share, in the first six months of 2007. The disappointing second-quarter results reflect a number of factors, notably continuing weakness in the loan portfolio and the resulting provision for credit losses of $19.2 million.
Total non-interest income in the second quarter of 2008 was $9.7 million compared to $9.8 million in the first quarter and $10.7 million a year ago. First quarter 2008 non-interest income included a $618,000 gain on sales of securities, for which there were no comparable sales in the second quarter; this was largely offset by an increase of $580,000 in other income, to a total of $917,000, attributable primarily to a $450,000 refund of a previously paid fee to an outside vendor. Gain on sales of loans more than doubled, to $552,000 in the second quarter of 2008 from $213,000 in the first quarter of 2008 due to higher sales volume. In the second quarter of 2008, $17.1 million of loans were sold at an average gain of 3.2 percent, compared to $6.2 million and 3.5 percent in the first quarter of 2008.

Total non-interest expense in the second quarter of 2008 was $129.4 million compared to $21.6 million in the first quarter and $21.5 million a year ago. Excluding the goodwill impairment charge, non-GAAP non-interest expenses were $22.1 million in the second quarter of 2008, or $462,000 higher than in the first quarter of 2008. “Longer term, we expect to reduce non-interest expenses — with corresponding improvements in the efficiency ratio — as we implement a program to tighten the Bank’s operations, streamline its organizational structure and optimize overhead,” said Brian Cho, Chief Financial Officer. “I would emphasize, however, that such changes take time to affect the bottom line.”
For the second quarter of 2008, the efficiency ratio (non-interest expenses divided by the sum of net interest income before provision for credit losses and non-interest income) was 296.07 percent, or 50.43 percent excluding the goodwill impairment charge, compared to 49.11 percent in the first quarter of 2008 and 43.70 percent in the comparable period a year ago.
Net interest income before provision for credit losses decreased by $129,000, or 0.4 percent, to $34.1 million compared to $34.2 million in the first quarter of 2008. The weak economy continues to take a toll on the Bank’s borrowers. The second quarter 2008 provision for credit losses increased to $19.2 million compared to $17.8 million in the first quarter and $3.0 million in the comparable period a year ago. Charge-offs, net of recoveries, were $8.2 million in the second quarter of 2008 compared to $2.5 million in the second quarter of 2007.
The full effect of the Federal Reserve Bank’s 200-basis-point cut in short-term interest rates in early 2008 on our interest-earning assets was reflected in the second quarter of 2008, when the yield on the loan portfolio declined by 60 basis points to 6.78 percent from 7.38 percent in the first quarter of 2008. On the other hand, as time deposits matured, we experienced a positive effect in the cost of average interest-bearing deposits, which decreased by 56 basis points to 3.70 percent from 4.26 percent in the prior quarter.
Net interest margin was 3.75 percent compared to 3.73 percent in the first quarter of 2008 and 4.50 percent in the second quarter of 2007. “I would caution that competition for deposits remains intense,” said Cho, “and we do not expect to see significant margin expansion for some time to come.”
Balance Sheet and Asset Quality
At June 30, 2008, total assets were $3.85 billion compared to $3.94 billion at March 31, 2008, a reduction of $95.3 million, or 2.4 percent. Gross loans increased by $49.1 million, or 1.5 percent, to $3.36 billion at June 30, 2008, compared to $3.31 billion at March 31, 2008. Total deposits declined by $66.2 million, or 2.2 percent, to $2.96 billion at June 30, 2008, compared to $3.03 billion at March 31, 2008. FHLB advances and other borrowings increased by $84.6 million, or 20.3 percent, to $500.1 million at June 30, 2008, compared to $415.6 million at March 31, 2008. “The bulk of the reduction in total assets,” said Yoo, “is attributable to the second-quarter goodwill impairment charge.”
As of June 30, 2008, the allowance for loan losses was $63.0 million, or 1.88 percent of gross loans (56.14 percent of non-performing loans), compared to $53.0 million, or 1.60 percent of gross loans (59.72 percent of non-performing loans), at March 31, 2008, and $32.2 million, or 1.05 percent of gross loans (142.30 percent of non-performing loans), at June 30, 2007.

As of June 30, 2008, non-performing loans increased to $112.2 million (3.34 percent of gross loans), compared to $88.7 million (2.68 percent of gross loans) at March 31, 2008. Delinquent loans increased to $138.4 million (4.12 percent of total gross loans) at June 30, 2008, compared to $105.8 million (3.20 percent of total gross loans) at March 31, 2008. The majority of the $23.5 million and $32.5 million sequential increases in non-performing and delinquent loans, respectively, is attributable to a $24.2 million commercial term loan.
“We face a number of challenges in an environment characterized by a sluggish economy and aggressive pricing of both loans and deposits,” added Yoo, “For Hanmi, none of these challenges is more important than the improvement in credit quality. In addition to monitoring delinquent loans, we are working diligently at the early identification of potential weaknesses in currently performing loans. Here our aim is twofold: where appropriate, to work with a borrower to address small problems before they become more serious and possibly jeopardize the status of the loan; and, based on this and other analyses, to ensure that our reserves are adequate for losses inherent in the loan portfolio.”
Capital Adequacy
The Bank’s capital ratios exceed levels defined as “well-capitalized” by our regulators. At June 30, 2008, the Bank’s Tier 1 Leverage, Tier 1 Risk-Based Capital and Total Risk-Based Capital ratios were 8.60 percent, 9.39 percent and 10.64 percent, respectively, compared to 8.74 percent, 9.54 percent and 10.79 percent, respectively, at March 31, 2008.
“Consistent with our attention to asset quality rather than total assets,” Yoo said, “we anticipate that, absent a severe and unduly prolonged deterioration in the credit markets, our existing capital, augmented by future net income, will be sufficient to maintain our well-capitalized status and support measured growth in our business.”
Yoo continued, “Hanmi’s Board of Directors will continue to monitor the appropriateness of the cash dividend in light of changing market conditions. Our current view is that a $0.03 per share quarterly dividend provides a reasonable balance between preserving capital and providing investors with a cash return on their investment. In addition, as previously disclosed, our ability to pay a cash dividend is also dependent on receipt of regulatory approvals from the Federal Reserve Board and the California Department of Financial Institutions.”
About Hanmi Financial Corporation
Headquartered in Los Angeles, Hanmi Bank, a wholly-owned subsidiary of Hanmi Financial Corporation, provides services to the multi-ethnic communities of California, with 25 full-service offices in Los Angeles County, Orange County, San Bernardino County, San Diego County, the San Francisco Bay area, and the Silicon Valley area in Santa Clara County, and eight loan production offices in California, Colorado, Georgia, Illinois, Texas, Virginia and Washington. Hanmi Bank specializes in commercial, SBA, trade finance and consumer lending, and is a recognized community leader. Hanmi Bank’s mission is to provide a full range of quality products and premier services to its customers and to maximize shareholder value. Additional information is available at www.hanmifinancial.com.

This release includes non-GAAP net income, non-GAAP earnings per share data, shares used in non-GAAP earnings per share calculation and non-GAAP non-interest expenses. These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should be used only to evaluate our results of operations in conjunction with the corresponding GAAP measures.
We believe that the presentation of non-GAAP net income, non-GAAP earnings per share data, non-GAAP performance ratios, shares used in non-GAAP earnings per share calculation, and non-GAAP non-interest expenses, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to our financial condition and results of operations. In addition, we believe that the presentation of non-GAAP income provides useful information to investors and management regarding operating activities for the periods presented.
For the internal budgeting process, our management uses financial statements that do not include impairment losses on goodwill. Our management also uses the foregoing non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing our financial results.
Forward-Looking Statements
This release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statement. These factors include the following: general economic and business conditions in those areas in which we operate; demographic changes; competition for loans and deposits; fluctuations in interest rates; risks of natural disasters related to our real estate portfolio; risks associated with SBA loans; changes in governmental regulation; ability to receive regulatory approval for Hanmi Bank to declare dividends to Hanmi Financial; adequacy of our allowance for loan losses, credit quality and the effect of credit quality on our provision for credit losses and allowance for loan losses; the ability of borrowers to perform under the terms of their loans and other terms of credit agreements; our ability to successfully integrate acquisitions we may make; the availability of capital to fund the expansion of our business; and changes in securities markets. In addition, we set forth certain risks in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, which could cause actual results to differ from those projected. We undertake no obligation to update such forward-looking statements except as required by law.
Contact
Hanmi Financial Corporation

BRIAN E. CHO	STEPHANIE YOON
Chief Financial Officer	Investor Relations
(213) 368-3200	(213) 427-5631

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in Thousands)

	June 30,	December 31,	%	June 30,	%
	2008	2007	Change	2007	Change
ASSETS
Cash and Due from Banks	$110,222	$105,898	4.1%	$98,020	12.4%
Federal Funds Sold	10,000	16,500	(39.4)%	23,800	(58.0)%

Cash and Cash Equivalents	120,222	122,398	(1.8)%	121,820	(1.3)%

Investment Securities	262,601	350,457	(25.1)%	364,732	(28.0)%
Loans:
Gross Loans, Net of Deferred Loan Fees	3,352,879	3,284,708	2.1%	3,055,921	9.7%
Allowance for Loan Losses	(62,977)	(43,611)	44.4%	(32,190)	95.6%

Loans Receivable, Net	3,289,902	3,241,097	1.5%	3,023,731	8.8%

Customers’ Liability on Acceptances	6,717	5,387	24.7%	12,753	(47.3)%
Premises and Equipment, Net	20,801	20,800	—	20,361	2.2%
Accrued Interest Receivable	13,155	17,411	(24.4)%	17,313	(24.0)%
Other Real Estate Owned	—	287	(100.0)%	1,080	(100.0)%
Servicing Assets	4,328	4,336	(0.2)%	4,417	(2.0)%
Goodwill	—	107,100	(100.0)%	209,941	(100.0)%
Other Intangible Assets	5,882	6,908	(14.9)%	8,027	(26.7)%
Federal Reserve Bank and Federal Home Loan Bank Stock	41,130	33,479	22.9%	25,352	62.2%
Bank-Owned Life Insurance	24,998	24,525	1.9%	24,051	3.9%
Other Assets	55,371	49,472	11.9%	37,319	48.4%

TOTAL ASSETS	$3,845,107	$3,983,657	(3.5)%	$3,870,897	(0.7)%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Noninterest-Bearing	$683,846	$680,282	0.5%	$720,214	(5.0)%
Interest-Bearing	2,277,714	2,321,417	(1.9)%	2,252,932	1.1%

Total Deposits	2,961,560	3,001,699	(1.3)%	2,973,146	(0.4)%
Accrued Interest Payable	16,583	21,828	(24.0)%	23,343	(29.0)%
Acceptances Outstanding	6,717	5,387	24.7%	12,753	(47.3)%
FHLB Advances and Other Borrowings	500,107	487,164	2.7%	278,784	79.4%
Junior Subordinated Debentures	82,406	82,406	—	82,406	—
Other Liabilities	16,229	14,617	11.0%	15,302	6.1%

Total Liabilities	3,583,602	3,613,101	(0.8)%	3,385,734	5.8%
Shareholders’ Equity	261,505	370,556	(29.4)%	485,163	(46.1)%

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,845,107	$3,983,657	(3.5)%	$3,870,897	(0.7)%

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(Dollars in Thousands, Except Per Share Data)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	%	June 30,	%	June 30,	June 30,	%
	2008	2008	Change	2007	Change	2008	2007	Change
INTEREST AND DIVIDEND INCOME:
Interest and Fees on Loans	$55,905	$60,598	(7.7)%	$65,212	(14.3)%	$116,503	$127,773	(8.8)%
Taxable Interest on Investments	2,579	3,116	(17.2)%	3,374	(23.6)%	5,695	6,905	(17.5)%
Tax-Exempt Interest on Investments	662	759	(12.8)%	762	(13.1)%	1,421	1,526	(6.9)%
Dividends on FHLB and FRB Stock	486	414	17.4%	336	44.6%	900	705	27.7%
Interest on Federal Funds Sold	31	83	(62.7)%	176	(82.4)%	114	902	(87.4)%
Interest on Term Federal Funds Sold	—	—	—	—	—	—	5	(100.0)%

Total Interest and Dividend Income	59,663	64,970	(8.2)%	69,860	(14.6)%	124,633	137,816	(9.6)%

INTEREST EXPENSE:
Interest on Deposits	20,487	24,847	(17.5)%	26,797	(23.5)%	45,334	52,986	(14.4)%
Interest on FHLB Advances and Other Borrowings	3,944	4,477	(11.9)%	2,919	35.1%	8,421	5,090	65.4%
Interest on Junior Subordinated Debentures	1,164	1,449	(19.7)%	1,660	(29.9)%	2,613	3,299	(20.8)%

Total Interest Expense	25,595	30,773	(16.8)%	31,376	(18.4)%	56,368	61,375	(8.2)%

NET INTEREST INCOME BEFORE PROVISION FOR CREDIT LOSSES	34,068	34,197	(0.4)%	38,484	(11.5)%	68,265	76,441	(10.7)%
Provision for Credit Losses	19,229	17,821	7.9%	3,023	536.1%	37,050	9,155	304.7%

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	14,839	16,376	(9.4)%	35,461	(58.2)%	31,215	67,286	(53.6)%

NON-INTEREST INCOME:
Service Charges on Deposit Accounts	4,539	4,717	(3.8)%	4,438	2.3%	9,256	8,926	3.7%
Insurance Commissions	1,384	1,315	5.2%	1,279	8.2%	2,699	2,404	12.3%
Trade Finance Fees	825	865	(4.6)%	1,177	(29.9)%	1,690	2,467	(31.5)%
Remittance Fees	539	505	6.7%	520	3.7%	1,044	991	5.3%
Other Service Charges and Fees	703	716	(1.8)%	574	22.5%	1,419	1,190	19.2%
Bank-Owned Life Insurance Income	234	240	(2.5)%	229	2.2%	474	459	3.3%
Change in Fair Value of Derivatives	(41)	239	(117.2)%	222	(118.5)%	198	314	(36.9)%
Other Income	917	337	172.1%	491	86.8%	1,254	766	63.7%
Gain on Sales of Loans	552	213	159.2%	1,762	(68.7)%	765	3,162	(75.8)%
Gain on Sales of Securities Available for Sale	—	618	(100.0)%	—	—	618	—	—

Total Non-Interest Income	9,652	9,765	(1.2)%	10,692	(9.7)%	19,417	20,679	(6.1)%

NON-INTEREST EXPENSES:
Salaries and Employee Benefits	11,301	11,280	0.2%	10,782	4.8%	22,581	22,543	0.2%
Occupancy and Equipment	2,792	2,782	0.4%	2,571	8.6%	5,574	5,083	9.7%
Data Processing	1,698	1,534	10.7%	1,665	2.0%	3,232	3,228	0.1%
Professional Fees	995	985	1.0%	647	53.8%	1,980	1,121	76.6%
Advertising and Promotion	888	812	9.4%	889	(0.1)%	1,700	1,550	9.7%
Supplies and Communications	623	704	(11.5)%	704	(11.5)%	1,327	1,292	2.7%
Amortization of Other Intangible Assets	502	524	(4.2)%	592	(15.2)%	1,026	1,206	(14.9)%
Decrease in Fair Value of Embedded Option	—	—	—	196	(100.0)%	—	196	(100.0)%
Other Operating Expenses	3,251	2,967	9.6%	3,444	(5.6)%	6,218	6,240	(0.4)%
Impairment Loss on Goodwill	107,393	—	—	—	—	107,393	—	—

Total Non-Interest Expenses	129,443	21,588	499.6%	21,490	502.3%	151,031	42,459	255.7%

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	(104,952)	4,553	(2,405.1)%	24,663	(525.5)%	(100,399)	45,506	(320.6)%
Provision for Income Taxes	595	1,632	(63.5)%	9,401	(93.7)%	2,227	17,252	(87.1)%

NET INCOME (LOSS)	$(105,547)	$2,921	(3,713.4)%	$15,262	(791.6)%	$(102,626)	$28,254	(463.2)%

EARNINGS (LOSS) PER SHARE:
Basic	$(2.30)	$0.06		$0.32		$(2.24)	$0.58
Diluted	$(2.30)	$0.06		$0.31		$(2.24)	$0.58

WEIGHTED-AVERAGE SHARES OUTSTANDING:
Basic	45,881,549	45,842,376		48,397,824		45,861,963	48,678,399
Diluted	45,881,549	45,918,143		48,737,574		45,861,963	49,110,835
SHARES OUTSTANDING AT PERIOD-END	45,900,549	45,905,549		47,950,929		45,900,549	47,950,929

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL DATA (UNAUDITED)
(Dollars in Thousands)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	%	June 30,	%	June 30,	June 30,	%
	2008	2008	Change	2007	Change	2008	2007	Change
AVERAGE BALANCES:
Average Gross Loans, Net of Deferred Loan Fees	$3,317,061	$3,303,141	0.4%	$3,014,895	10.0%	$3,310,101	$2,949,129	12.2%
Average Investment Securities	296,790	342,123	(13.3)%	375,598	(21.0)%	319,457	381,113	(16.2)%
Average Interest-Earning Assets	3,657,676	3,689,650	(0.9)%	3,429,123	6.7%	3,673,663	3,389,901	8.4%
Average Total Assets	3,920,796	3,965,425	(1.1)%	3,818,170	2.7%	3,944,199	3,780,147	4.3%
Average Deposits	2,882,506	2,995,315	(3.8)%	2,967,748	(2.9)%	2,938,910	2,956,629	(0.6)%
Average Borrowings	621,239	553,138	12.3%	304,744	103.9%	587,189	278,316	111.0%
Average Interest-Bearing Liabilities	2,851,021	2,897,209	(1.6)%	2,551,665	11.7%	2,874,115	2,519,725	14.1%
Average Stockholders’ Equity	377,096	377,411	(0.1)%	495,719	(23.9)%	378,030	497,444	(24.0)%
Average Tangible Equity	264,710	263,624	0.4%	277,414	(4.6)%	264,943	278,835	(5.0)%

PERFORMANCE RATIOS:
Return on Average Assets	(10.83)%	0.30%		1.60%		(5.23)%	1.51%
Return on Average Stockholders’ Equity	(112.57)%	3.11%		12.35%		(54.59)%	11.45%
Return on Average Tangible Equity	(160.37)%	4.46%		22.07%		(77.90)%	20.43%
Efficiency Ratio	296.07%	49.11%		43.70%		172.25%	43.72%
Net Interest Spread	2.95%	2.81%		3.24%		2.88%	3.29%
Net Interest Margin	3.75%	3.73%		4.50%		3.74%	4.55%

ALLOWANCE FOR LOAN LOSSES:
Balance at the Beginning of Period	$52,986	$43,611	21.5%	$31,527	68.1%	$43,611	$27,557	58.3%
Provision Charged to Operating Expense	18,211	16,672	9.2%	3,181	472.5%	34,883	9,555	265.1%
Charge-Offs, Net of Recoveries	(8,220)	(7,297)	12.6%	(2,518)	226.4%	(15,517)	(4,922)	215.3%

Balance at End of Period	$62,977	$52,986	18.9%	$32,190	95.6%	$62,977	$32,190	95.6%

Allowance for Loan Losses to Total Gross Loans	1.88%	1.60%		1.05%		1.88%	1.05%
Allowance for Loan Losses to Total Non-Performing Loans	56.14%	59.72%		142.30%		56.14%	142.30%

ALLOWANCE FOR OFF-BALANCE SHEET ITEMS:
Balance at the Beginning of Period	$2,914	$1,765	65.1%	$1,888	54.3%	$1,765	$2,130	(17.1)%
Provision Charged to Operating Expense	1,018	1,149	(11.4)%	(158)	(92.8)%	2,167	(400)	(641.8)%

Balance at End of Period	$3,932	$2,914	34.9%	$1,730	127.3%	$3,932	$1,730	127.3%

`

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL DATA (UNAUDITED) (Continued)
(Dollars in Thousands)

	June 30,	March 31,	%	June 30,	%
	2008	2008	Change	2007	Change
NON-PERFORMING ASSETS:
Non-Accrual Loans	$112,024	$88,529	26.5%	$22,442	399.2%
Loans 90 Days or More Past Due and Still Accruing	158	191	(17.3)%	179	(11.7)%

Total Non-Performing Loans	112,182	88,720	26.4%	22,621	395.9%
Other Real Estate Owned	—	—	—	1,080	(100.0)%

Total Non-Performing Assets	$112,182	$88,720	26.4%	$23,701	373.3%

Total Non-Performing Loans/Total Gross Loans	3.34%	2.68%		0.74%
Total Non-Performing Assets/Total Assets	2.92%	2.25%		0.61%
Total Non-Performing Assets/Allowance for Loan Losses	178.1%	167.4%		73.6%

DELINQUENT LOANS	$138,373	$105,842	30.7%	$31,979	332.7%

Delinquent Loans/Total Gross Loans	4.12%	3.20%		1.05%

LOAN PORTFOLIO:
Real Estate Loans	$1,158,480	$1,092,121	6.1%	$1,062,460	9.0%
Commercial and Industrial Loans	2,108,506	2,123,741	(0.7)%	1,898,097	11.1%
Consumer Loans	88,062	90,087	(2.2)%	97,496	(9.7)%

Total Gross Loans	3,355,048	3,305,949	1.5%	3,058,053	9.7%
Deferred Loan Fees	(2,169)	(1,910)	13.6%	(2,132)	1.7%

Gross Loans, Net of Deferred Loan Fees	3,352,879	3,304,039	1.5%	3,055,921	9.7%
Allowance for Loan Losses	(62,977)	(52,986)	18.9%	(32,190)	95.6%

Loans Receivable, Net	$3,289,902	$3,251,053	1.2%	$3,023,731	8.8%

LOAN MIX:
Real Estate Loans	34.5%	33.0%		34.7%
Commercial and Industrial Loans	62.8%	64.2%		62.1%
Consumer Loans	2.7%	2.8%		3.2%

Total Gross Loans	100.0%	100.0%		100.0%

DEPOSIT PORTFOLIO:
Noninterest-Bearing	$683,846	$676,471	1.1%	$720,214	(5.0)%
Savings	93,747	92,189	1.7%	97,019	(3.4)%
Money Market Checking and NOW Accounts	728,601	696,552	4.6%	438,973	66.0%
Time Deposits of $100,000 or More	1,050,942	1,248,853	(15.8)%	1,408,237	(25.4)%
Other Time Deposits	404,424	313,703	28.9%	308,703	31.0%

Total Deposits	$2,961,560	$3,027,768	(2.2)%	$2,973,146	(0.4)%

DEPOSIT MIX:
Noninterest-Bearing	23.1%	22.3%		24.2%
Savings	3.2%	3.0%		3.3%
Money Market Checking and NOW Accounts	24.6%	23.0%		14.8%
Time Deposits of $100,000 or More	35.5%	41.2%		47.4%
Other Time Deposits	13.6%	10.5%		10.3%

Total Deposits	100.0%	100.0%		100.0%

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
AVERAGE BALANCES, AVERAGE YIELDS EARNED AND AVERAGE RATES PAID (UNAUDITED)
(Dollars in Thousands)

	Three Months Ended									Six Months Ended
	June 30, 2008			March 31, 2008			June 30, 2007			June 30, 2008			June 30, 2007
		Interest	Average		Interest	Average		Interest	Average		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
INTEREST-EARNING ASSETS
Loans:
Real Estate Loans:
Commercial Property	$804,745	$13,810	6.90%	$790,350	$14,480	7.37%	$769,112	$15,534	8.10%	$797,548	$28,290	7.13%	$760,938	$30,702	8.14%
Construction	208,074	2,649	5.12%	217,609	2,893	5.35%	215,760	5,137	9.55%	212,842	5,542	5.24%	214,074	10,075	9.49%
Residential Property	89,949	1,205	5.39%	89,512	1,170	5.26%	86,596	1,157	5.36%	89,730	2,375	5.32%	85,813	2,254	5.30%

Total Real Estate Loans	1,102,768	17,664	6.44%	1,097,471	18,543	6.80%	1,071,468	21,828	8.17%	1,100,120	36,207	6.62%	1,060,825	43,031	8.18%
Commercial and Industrial Loans	2,127,882	36,236	6.85%	2,117,501	40,052	7.61%	1,848,369	41,083	8.92%	2,122,691	76,288	7.23%	1,792,760	79,976	9.00%
Consumer Loans	88,491	1,596	7.25%	90,280	1,698	7.56%	97,175	2,139	8.83%	89,385	3,294	7.41%	97,900	4,186	8.62%

Total Gross Loans	3,319,141	55,496	6.72%	3,305,252	60,293	7.34%	3,017,012	65,050	8.65%	3,312,196	115,789	7.03%	2,951,485	127,193	8.69%
Prepayment Penalty Income	—	409	—	—	305	—	—	162	—	—	714	—	—	580	—
Unearned Income on Loans, Net of Costs	(2,080)	—	—	(2,111)	—	—	(2,117)	—	—	(2,095)	—	—	(2,356)	—	—

Gross Loans, Net	3,317,061	55,905	6.78%	3,303,141	60,598	7.38%	3,014,895	65,212	8.68%	3,310,101	116,503	7.08%	2,949,129	127,773	8.74%

Investment Securities:
Municipal Bonds	63,177	662	4.19%	71,879	759	4.22%	72,284	762	4.22%	67,528	1,421	4.21%	72,340	1,526	4.22%
U.S. Government Agency Securities	84,088	884	4.21%	109,860	1,245	4.53%	118,696	1,233	4.16%	96,974	2,129	4.39%	118,483	2,489	4.20%
Mortgage-Backed Securities	91,488	1,076	4.70%	97,088	1,176	4.85%	111,568	1,317	4.72%	94,288	2,252	4.78%	115,213	2,721	4.72%
Collateralized Mortgage Obligations	46,411	487	4.20%	49,932	534	4.28%	60,199	651	4.33%	48,172	1,021	4.24%	62,193	1,348	4.33%
Corporate Bonds	7,779	89	4.58%	9,509	109	4.59%	7,907	89	4.50%	8,644	198	4.58%	7,888	179	4.54%
Other Securities	3,847	42	4.37%	3,855	52	5.40%	4,944	84	6.80%	3,851	94	4.88%	4,996	168	6.73%

Total Investment Securities	296,790	3,240	4.37%	342,123	3,875	4.53%	375,598	4,136	4.40%	319,457	7,115	4.45%	381,113	8,431	4.42%

Other Interest-Earning Assets:
Equity Securities (FHLB and FRB Stock)	38,031	486	5.11%	33,490	414	4.94%	25,290	336	5.31%	35,760	900	5.03%	25,149	705	5.61%
Federal Funds Sold	5,621	31	2.21%	10,896	83	3.05%	13,340	176	5.28%	8,258	114	2.76%	34,317	902	5.26%
Term Federal Funds Sold	—	—	—	—	—	—	—	—	—	—	—	—	193	5	5.18%
Interest-Earning Deposits	173	1	2.31%	—	—	—	—	—	—	87	1	2.30%	—	—	—

Total Other Interest-Earning Assets	43,825	518	4.73%	44,386	497	4.48%	38,630	512	5.30%	44,105	1,015	4.60%	59,659	1,612	5.40%

TOTAL INTEREST-EARNING ASSETS	$3,657,676	$59,663	6.56%	$3,689,650	$64,970	7.08%	$3,429,123	$69,860	8.17%	$3,673,663	$124,633	6.82%	$3,389,901	$137,816	8.20%

INTEREST-BEARING LIABILITIES
Interest-Bearing Deposits:
Savings	$91,803	$527	2.31%	$92,467	$527	2.29%	$99,457	$502	2.02%	$92,135	$1,054	2.30%	$100,114	$963	1.94%
Money Market Checking and NOW Accounts	718,257	5,707	3.20%	557,493	4,660	3.36%	432,408	3,666	3.40%	637,875	10,367	3.27%	430,152	7,138	3.35%
Time Deposits of $100,000 or More	1,098,990	11,040	4.04%	1,354,466	15,687	4.66%	1,411,099	18,778	5.34%	1,226,728	26,727	4.38%	1,408,718	37,276	5.34%
Other Time Deposits	320,732	3,213	4.03%	339,645	3,973	4.70%	303,957	3,851	5.08%	330,188	7,186	4.38%	302,425	7,609	5.07%

Total Interest-Bearing Deposits	2,229,782	20,487	3.70%	2,344,071	24,847	4.26%	2,246,921	26,797	4.78%	2,286,926	45,334	3.99%	2,241,409	52,986	4.77%

Borrowings:
FHLB Advances and Other Borrowings	538,833	3,944	2.94%	470,732	4,477	3.83%	222,338	2,919	5.27%	504,783	8,421	3.35%	195,910	5,090	5.24%
Junior Subordinated Debentures	82,406	1,164	5.68%	82,406	1,449	7.07%	82,406	1,660	8.08%	82,406	2,613	6.38%	82,406	3,299	8.07%

Total Borrowings	621,239	5,108	3.31%	553,138	5,926	4.31%	304,744	4,579	6.03%	587,189	11,034	3.78%	278,316	8,389	6.08%

TOTAL INTEREST-BEARING LIABILITIES	$2,851,021	$25,595	3.61%	$2,897,209	$30,773	4.27%	$2,551,665	$31,376	4.93%	$2,874,115	$56,368	3.94%	$2,519,725	$61,375	4.91%

NET INTEREST INCOME		$34,068			$34,197			$38,484			$68,265			$76,441

NET INTEREST SPREAD			2.95%			2.81%			3.24%			2.88%			3.29%

NET INTEREST MARGIN			3.75%			3.73%			4.50%			3.74%			4.55%